INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 111 to Registration Statement (No. 2-67052) of Winslow Green Growth Fund of our report dated February 15, 2002 in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the prospectus, which is also a part of such registration Statement.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 30, 2002